Exhibit 10.1
HERCULES OFFSHORE 2004 LONG-TERM INCENTIVE PLAN
SUMMARY OF STOCK OPTION GRANT
     You have been granted the option to purchase shares of Common Stock of Hercules Offshore, Inc., a Delaware corporation (the “Company”), on the terms and conditions set forth below and in accordance with the Stock Option Award Agreement (the “Agreement”) to which this Summary of Stock Option Grant is attached and the Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan (the “Plan”):

Optionee Name:	(Executive Name)

Number of Option Shares Granted:	(No. Options)

Type of Option (check one):	Incentive Stock Option

Nonqualified Stock Option

Effective Date:	(Date)

Exercise Price per Share:	(Price)

Vesting Schedule:	% of Grant	Date Vested

33-1/3%

33-1/3%

33-1/3%

By your signature and the signature of the Company’s representative below, you and the Company agree that the Option is granted under and governed by the terms of the Agreement and the Plan.

OPTIONEE:	HERCULES OFFSHORE, INC.

By

(Executive Name)		James W. Noe
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary
STOCK OPTION AWARD AGREEMENT

HERCULES OFFSHORE, INC.
STOCK OPTION AWARD AGREEMENT
     THIS AGREEMENT is made as of the Effective Date (as set forth on the Summary of Stock Option Grant) between HERCULES OFFSHORE, INC., a Delaware corporation (the “Company”), and Optionee pursuant to the Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan (the “Plan”).
     WHEREAS, the Board, or a Committee designated by the Board, has authority to grant Options under the Plan to Employees and directors of the Company; and
     WHEREAS, the Board or the Committee, as appropriate, has determined to award Optionee the Option described in this Agreement;
     NOW, THEREFORE, the Company and Optionee agree as follows:
     1. Effect of Plan and Authority of Board or Committee. This Agreement and the Option granted hereunder are subject to the Plan, which is incorporated herein by reference. The Board or the Committee is authorized to make all determinations and interpretations with respect to matters arising under the Plan, this Agreement and the Option granted hereunder. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan or in the Summary of Stock Option Grant, which is attached hereto and incorporated herein by this reference for all purposes.
     2. Grant of Option. On the terms and conditions set forth in this Agreement, the Summary of Stock Option Grant and the Plan, as of the Effective Date, the Company hereby grants to Optionee the option to purchase the number of shares of Common Stock set forth on the Summary of Stock Option Grant at the Exercise Price per share set forth on the Summary of Stock Option Grant (the “Option”). The Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Summary of Stock Option Grant. It is agreed that the exercise price is at least 100% of the Fair Market Value of a share of Common Stock on the Effective Date (110% of Fair Market Value if the Option is intended to be an ISO and if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, within the meaning of Section 422(b)(6) of the Code).
     3. Exercisability. This Option may be exercised in installments on the vesting dates in the Vesting Schedule set forth on the Summary of Stock Option Grant. Each installment shall be exercisable, as to all or part of the shares covered by the installment, at any time or times after the respective vesting date for such installment and until the expiration or termination of the Option in accordance with Section 4 of this Agreement.
STOCK OPTION AWARD AGREEMENT

     4. Term.
     (a) Term of Option. This Option may not be exercised after the expiration of 10 years from the Effective Date (five years from the Effective Date if this Option is intended to be an Incentive Stock Option and Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, within the meaning of Section 422(b)(6) of the Code).
     (b) Early Termination. Except as provided below and in the Optionee’s executive employment agreement with the Company, this Option may not be exercised unless Optionee shall have been in the continuous employ or service of the Company or an affiliate of the Company from the Effective Date to the date of exercise of the Option. Except as provided below and in the Optionee’s executive employment agreement with the Company, upon the termination of Optionee’s employment by the Company or by Optionee, in either event for any reason, all unvested and unexercised Options granted hereunder shall be forfeited by the Optionee to the Company. Notwithstanding the foregoing, upon the cessation of the Optionee’s employment or services (whether voluntary or involuntary), the Committee may, in its sole and absolute discretion, elect to accelerate the vesting of some or all of the unvested or unexercised Options.
     5. Manner of Exercise and Payment. This Option shall be exercised by the delivery of a written notice of exercise in a form prescribed by the Board or the Committee to the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares. The purchase price for such shares shall be payable to the Company in the manner specified in Section 8 of the Plan.
     6. Withholding Tax. Promptly after demand by the Company, and at its direction, Optionee shall pay to the Company an amount equal to the applicable withholding taxes due in connection with the exercise of the Option. Such withholding taxes may be paid in cash or, subject to the further provisions of this Section 6 of this Agreement, in whole or in part, by having the Company withhold from the shares of Common Stock otherwise issuable upon exercise of the Option a number of shares of Common Stock having a value equal to the amount of such withholding taxes or by delivering to the Company a number of issued and outstanding shares of Common Stock (excluding restricted shares still subject to a risk of forfeiture) having a value equal to the amount of such withholding taxes. The value of any shares of Common Stock so withheld by or delivered to the Company shall be based on the Fair Market Value of such shares on the date on which the tax withholding is to be made. Optionee shall pay to the Company in cash the amount, if any, by which the amount of such withholding taxes exceeds the value of the shares of Common Stock so withheld or delivered. An election by Optionee to have shares withheld or to deliver shares to pay withholding taxes (an “Election”) must be made at or prior to the time of exercise of the Option. All Elections shall be made in the same manner as is required for the exercise of the Option and shall be made on a form approved by the Company.
STOCK OPTION AWARD AGREEMENT

     7. Delivery of Shares. Delivery of the certificates representing the shares of Common Stock purchased upon exercise of this Option shall be made promptly after receipt of notice of exercise and full payment of the exercise price and any required withholding taxes. If the Company so elects, its obligation to deliver shares of Common Stock upon the exercise of this Option shall be conditioned upon its receipt from the person exercising this Option of an executed investment letter, in form and content satisfactory to the Company and its legal counsel, evidencing the investment intent of such person and such other matters as the Company may reasonably require. If the Company so elects, the certificate or certificates representing the shares of Common Stock issued upon exercise of this Option shall bear any legends required by the Company’s Bylaws as well as a legend in substantially the following form:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF l933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE FIRST REGISTERED THEREUNDER OR UNLESS THE COMPANY RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT REGISTRATION THEREUNDER IS NOT REQUIRED.
     8. Nonassignability. The Option granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution, and during the lifetime of Optionee, the Option may be exercised only by Optionee, or in the case Optionee is mentally incapacitated, the Option shall be exercisable by his guardian or legal representative. Any attempted assignment or transfer in violation of this provision or Section 11 of the Plan shall be null and void. In the case of Optionee’s death, the personal representative or other person entitled to succeed to the rights of Optionee may exercise the Option after furnishing proof satisfactory to the Company of his or her right to exercise the Option under Optionee’s will or under the applicable laws of descent and distribution.
     9. Notices. All notices between the parties hereto shall be in writing. Notices to Optionee shall be given to Optionee’s address as contained in the Company’s records. Notices to the Company shall be addressed to John Rynd at the principal executive offices of the Company.
     10. Relationship With Contract of Employment.
     (a) The grant of an Option does not form part of Optionee’s entitlement to remuneration or benefit pursuant to his contract of employment, if any, nor does the existence of a contract of employment between any person and the Company or a Subsidiary give such
STOCK OPTION AWARD AGREEMENT

person any right or entitlement to have an Option granted to him or any expectation that an Option might be granted to him whether subject to any conditions or at all.
     (b) The rights and obligations of Optionee under the terms of his contract of employment with the Company or a Subsidiary, if any, shall not be affected by the grant of an Option.
     (c) The rights granted to Optionee upon the grant of an Option shall not afford Optionee any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or a Subsidiary for any reason whatsoever.
     (d) Optionee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office or employment with the Company or a Subsidiary for any reason (including, without limitation, any breach of contract by his employer) or in any other circumstances whatsoever.
     11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware, except as superseded by applicable federal law.
STOCK OPTION AWARD AGREEMENT